UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01               Other Events.

On December 19, 2011, the resolution accountants in the private dispute resolution process between Viacom Inc. (the “Company”) and former shareholders of Harmonix Music Systems, Inc. (“Harmonix”), a developer of music-based games, including the Rock Band franchise, issued their determination with respect to the final amount of the earn-out the former shareholders are entitled to receive under the acquisition agreement pursuant to which the Company acquired Harmonix in 2006.  The resolution accountants determined that the Company owes an additional $383 million as compared to the $700 million sought by the former shareholders.

The Company filed suit in the Delaware Court of Chancery today seeking to compel the resolution accountants to consider arguments and evidence that were improperly excluded and to vacate the determination of the resolution accountants on the grounds of manifest error.

Pending the outcome of the suit, the effect of the determination of the resolution accountants will be reflected in discontinued operations for the first fiscal quarter of 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:  December 27, 2011